Exhibit 99.2

VOTE ON INTERNET
Go to http://www.Vstocktransfer.com/proxy
Click on Proxy Voter Login and log-on using the below control number. Voting will be open until 11:59 p.m. Eastern Daylight Time on [●], 2023.
CONTROL # VOTE BY EMAIL
Mark, sign and date your proxy card and return it to vote@Vstocktransfer.com
* SPECIMEN *
1 MAIN STREET	VOTE BY MAIL
ANYWHERE PA 99999-9999	Mark, sign and date your proxy card and return it in the envelope we have provided.
VOTE IN PERSON
If you would like to vote in person, please attend the Special Meeting to be held on [●], 2023 at [●] Eastern Daylight Time at the offices of Fox Rothschild LLP, located at 101 Park Avenue, 17th Floor, New York, New York 10178.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Special Meeting of Stockholders Proxy Card - Cyclo Therapeutics, Inc.

DETACH PROXY CARD HERE TO VOTE BY MAIL

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL LISTED PROPOSALS.

1. To approve an amendment to our Articles of Incorporation, as amended, increasing the number of authorized shares of our common stock from 50,000,000 shares to 250,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.

To approve, in accordance with the Nasdaq listing rules, the issuance of shares of our common stock to stockholders of Applied Molecular Transport Inc. pursuant to the Agreement and Plan of Merger, dated September 21, 2023, among Cyclo Therapeutics, Inc., Cameo Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Cyclo Therapeutics, Inc., and Applied Molecular Transport Inc., as may be amended from time to time.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.

To approve the adjournment from time to time of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient shares of our common stock present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting or any adjournment or postponement thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Date	Signature	Signature, if held jointly

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address.

* SPECIMEN *	AC:ACCT9999	90.00

CYCLO THERAPEUTICS, INC.

Special Meeting of Stockholders [●], 2023

DETACH PROXY CARD HERE TO VOTE BY MAIL

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints N. Scott Fine and Jeffrey L. Tate and each of them, with full power of substitution, as proxy to represent and vote all shares of common stock, par value $0.0001 per share, of CYCLO THERAPEUTICS, INC. (the “Company,” “we,” “our,” and “us”) beginning on [●], 2023 in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) to be used at the Special Meeting of Stockholders (the “Special Meeting”) to be held on [●], 2023 at [●] (Eastern Daylight Time) and at any postponement of adjournment thereof. The Special Meeting will be held at Fox Rothschild LLP, 101 Park Avenue, 17th Floor, New York, New York 10178.

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted “FOR” each listed proposal.

Please check here if you plan to attend the Special Meeting of Stockholders on [●], 2023 at [●] (EDT).

PLEASE BE SURE TO SIGN REVERSE SIDE OR PROXY WILL NOT BE VALID

TEST ISSUE REF 1999